Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com

Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Preliminary Results for Second Quarter of Fiscal 2009
SEATTLE, WA—April 7, 2009—F5 Networks, Inc. (NASDAQ: FFIV) today announced preliminary results for the second quarter of fiscal 2009, ended March 31. Revenue for the quarter is expected to be $154.1 million, below the company’s guidance of $157 million — $164 million. GAAP EPS is expected to be $0.23 to $0.24 per diluted share, exceeding the company’s guidance of $0.19 — $0.21 per diluted share. Non-GAAP EPS is expected to be $0.37 to $0.38 per diluted share, within the company’s guided range of $0.36 to $0.38 per diluted share.
According to John McAdam, F5 president and chief executive officer, sales during the second quarter were slower than expected across all geographic regions. Revenue from the company’s application delivery controller business was flat compared with the second quarter of last year but down sequentially from the first quarter of fiscal 2009. Revenue from the company’s file virtualization business was down year over year but grew approximately 23 percent sequentially from the first quarter of fiscal 2009.
Despite the slowdown in overall sales, the company expects to meet its non-GAAP gross margin targets for the quarter. However, as a result of an accrual for a legal settlement, the company expects its GAAP gross margin to be slightly below management’s guided range of 77-78%. As a result of aggressive cost-reduction and expense-control measures, the company expects to achieve a non-GAAP operating margin above 27% for the quarter, exceeding its target of 25%.
Cash flow from operations is expected to be $39 million, above the company’s guidance of $35 million, and after purchasing $27.4 million of F5 common stock the company ended the quarter with cash and investments of approximately $499 million.

	Three months ended
	March 31, 2009
	(Anticipated)
Reconciliation of Expected Non-GAAP Second Quarter Earnings	Low	High
Net income	$18.5	$19.3
Stock-based compensation expense, net of tax	$7.4	$7.4
Restructuring charge, net of tax	$3.0	$3.0
Legal settlement, net of tax	$0.9	$0.9

Non-GAAP net income excluding stock-based compensation expense, restructuring charge and legal settlement	$29.8	$30.6

Net income per share — diluted	$0.23	$0.24
Non-GAAP net income per share — diluted	$0.37	$0.38
Conference Call Today
F5 will host a conference call today at 2:00 p.m. Pacific (5:00 p.m. Eastern) to discuss its preliminary second quarter results.
DIAL-IN NUMBERS: 800-857-3834 (US & Canada); 1-210-839-8222 (International)
CALL LEADER: John McAdam
PASSCODE: F5 NETWORKS
Please call in 10 minutes ahead of time to ensure a proper connection. If you have any problems or questions, please call F5 NETWORKS, INC. (206) 272-5555.
To listen to the live webcast, go to http://www.f5.com/about/investor-relations/events-calendar.html and click on the webcast URL for today’s call.
Conference Call Replays
TELEPHONE REPLAY: Available from 4:00 p.m. Pacific, April 7, 2009, until 11:59 p.m. Pacific, April 8, 2009.
DIAL-IN NUMBERS: 800-839-1174 (US & Canada); 1-203-369-3029 (International)
INTERNET REPLAY: Available until April 22, 2009
http://www.f5.com/about/investor-relations/events-calendar.html
The company will report final results for the second quarter of fiscal 2009 in its regularly scheduled earnings release and conference call on Wednesday, April 22, 2009. Call-in numbers and webcast information are available at http://www.f5.com/about/investor-relations/events-calendar.html.
About F5 Networks

F5 Networks is the global leader in Application Delivery Networking. F5 provides solutions that make applications secure, fast, and available for everyone. By adding intelligence and manageability into the network to offload applications and optimize the data storage layer, F5 extends the power of intelligent networking to all levels of application delivery. F5’s extensible architecture optimizes applications, delivers application reliability and protects the application and network. Enterprise organizations, service providers and Web 2.0 content providers worldwide trust F5 to keep their applications running. The company is headquartered in Seattle, Washington with offices worldwide. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
The reconciliation of the company’s GAAP and non-GAAP second quarter earnings also excludes a restructuring charge related to a loss on facility exit and workforce reduction and a legal settlement. This restructuring charge was incurred during the second quarter in connection with a reduction in the company’s workforce and the consolidation of certain of the company’s office space.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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Press Contact
John Eldridge
Investor Relations
F5 Networks, Inc
(206) 272-6571
j.eldridge@f5.com
Alane Moran
Public Relations
F5 Networks, Inc
(206) 272-6850
a.moran@f5.com